Annual Meeting of Shareholders April 28, 2020 UMB Financial Corporation Exhibit 99.1

Cautionary Notice about Forward-Looking Statements This presentation of UMB Financial Corporation (the “company,” “our,” “us,” or “we”) contains, and our other communications may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “outlook,” “forecast,” “target,” “trend,” “plan,” “goal,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, results, or aspirations. All forward-looking statements are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Our actual future objectives, strategies, plans, prospects, performance, condition, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events, circumstances, or aspirations to differ from those in forward-looking statements are described in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, or other applicable documents that are filed or furnished with the U.S. Securities and Exchange Commission (SEC). In addition to such factors that have been disclosed previously, the COVID-19 pandemic (the “Pandemic”) may also cause actual results or other future events, circumstances, or aspirations to differ from our forward-looking statements. The Pandemic has created a global public-health crisis that has resulted in widespread volatility and deteriorations in household, business, economic, and market conditions. It is currently adversely affecting the company and its customers, counterparties, employees, and third-party service providers, and the continued adverse impacts on our business, financial position, results of operations, and prospects could be significant. We are not able to accurately predict the extent of the impact of the Pandemic on our capital, liquidity, and other financial positions and on our business, results of operations, and prospects at this time, and we believe it will depend on a number of evolving factors, including: (i) the duration, extent and severity of the Pandemic; (ii) the response of governmental and non-governmental authorities to the Pandemic, which is rapidly changing and not always coordinated or consistent across jurisdictions; (iii) the effect of the Pandemic on our customers, counterparties, employees and third-party service providers, which may vary widely, and which is generally expected to increase our credit, operational, and other risks and (iv) the effect of the Pandemic on economies and markets, which in turn could adversely affect, among other things, the origination of new loans and the performance of our existing loans. The Pandemic is also expected to have a significant impact on our current expected credit loss (CECL) calculation and related provision under a new accounting standard that we were required to phase in beginning January 2020. The CECL calculation includes periodic estimates of the net amount expected to be collected over the contractual term of certain financial assets, and requires us to take into account, among other things, economic conditions forecasted over the life of the financial asset, including the current and anticipated effects of the Pandemic. Any forward-looking statement should be evaluated in light of these considerations. Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except to the extent required by applicable securities laws. You, however, should consult disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K, or other applicable document that is filed or furnished with the SEC.

Agenda Business Meeting 2019 Results Our Response to the Crisis Why UMB? Questions & Answers

2020 Annual Meeting of Shareholders Introduction of the Board of Directors Independent Registered Public Accounting Firm Appointment of Inspector of Election Presentation of List of Shareholders as of Record Date Report of Quorum Opening of the Polls and Review of Proposals Election of Directors Advisory Vote on Executive Compensation Ratification of Appointment of KPMG as Independent Registered Public Accounting Firm Closing of Polls and Preliminary Results

Board of Directors Mariner Kemper K.C. Gallagher Kris Robbins Paul Uhlmann Sandy Kemper Gordon Lansford Leroy Williams Tammy Peterman Greg Graves Josh Sosland Robin Beery Tim Murphy

Board of Directors – Nominee Janine A. Davidson, PhD, has served as president of the Metropolitan State University of Denver, Colorado’s third largest public university and only access-oriented University in the state, since July of 2017. As president, she is responsible for the University’s strategic direction and daily operations, serving nearly 20,000 graduate and undergraduate students. From March 2016 through January 2017, she served as the 32nd undersecretary of the United States Navy. In that role, Dr. Davidson was responsible for much of the operational and budgetary considerations for the United States Department of the Navy, including prioritization of research, development and procurement, readiness, modernization and the health and well-being of military and civilian personnel and families. Prior to being named undersecretary of the United States Navy, Dr. Davidson was a Senior Fellow, Defense Policy from January 2014 through March 2016, an Adjunct Professor at Georgetown University from January 2015 through May 2015, and an Assistant Professor at George Mason University from August 2012 to January of 2014. She additionally served as a Non-Resident Senior Fellow with the Center for New American Security throughout 2013 and as Deputy Assistant Secretary of Defense for Plans at the Pentagon from April 2009 through March 2012. Dr. Davison began her career as an Air Force officer and cargo pilot, subsequently transitioning to the role of aviation and aerobatics flight instructor with the U.S. Air Force Academy. Dr. Davidson brings to the Board over 30 years of academic, civilian and military service, with expertise in the areas of leadership, politics, security policy, conflict, and defense. Janine Davidson, PhD.

Advisory Directors Tom Wood Jim Rine CEO, UMB Bank

2020 Annual Meeting of Shareholders Introduction of the Board of Directors Independent Registered Public Accounting Firm Appointment of Inspector of Election Presentation of List of Shareholders as of Record Date Report of Quorum Opening of the Polls and Review of Proposals Election of Directors Advisory Vote on Executive Compensation Ratification of Appointment of KPMG as Independent Registered Public Accounting Firm Closing of Polls and Preliminary Results

Agenda Business Meeting 2019 Results Our Response to the Crisis Why UMB? Questions & Answers

2019 Results At-A-Glance Diluted Earnings Per Share Primary drivers: Increased net interest income: +$60.5 million, due to Higher short-term interest rates; Favorable reinvestment yields in our securities portfolio; and Strong loan growth—average balances increased by 10.0% vs. 2018 Lower provision for loan losses, driven by solid asset quality and a return to historical low levels of net charge-offs; Increased fee income +$25.1 million, including momentum in bond trading, brokerage fees and corporate trust income. Partially offset by: Expense growth +$61.1 million, driven largely by salaries and benefits costs for increased employee count and incentives tied to improved volumes and overall positive company performance. +24.1% Prior results have been adjusted for the 2017 disposition of Scout Investments, Inc. and Scout Distributors, LLC and reflect income and diluted EPS from continuing operations. All comparisons are full-year 2019 as compared to full-year 2018. 4Q 3Q 2Q 1Q $3.67 $3.94 $4.96 2018 $196.3 million 2019 $243.6 million Income from Continuing Operations

$ in thousands, except share and per share data; unaudited Earnings Summary – Full Year 2019 * Dividend payout ratio is calculated on diluted earnings per share.

2019 Results – Balance Sheet Metrics All comparisons are year-end 2019 balances vs. year-end 2018 balances. Industry loan and deposit growth medians source: S&P Global, using data for all publicly-traded banks with data available. Average Loans Average Deposits Industry median average loans increased by 6.1%. Industry median average deposits increased by 13.3%. $11.6 billion $12.8 billion $ 17.0 billion $19.3 billion 2018 2019 +10.0% +13.7% 2018 2019

Industry* Median +40.6% increase Annual Dividends Declared 2005 - 2019 Dividend increase = 165.9% *Industry is defined as publicly traded banks with dividend data reported for both 2005 and 2019, available at time of printing, 03/02/20. (402 banks) Source: S&P Global Returning Value to Shareholders

Agenda Business Meeting 2019 Results Our Response to the Crisis Why UMB? Questions & Answers

UMB Through the Years “Find out what a man’s made of. A person’s character means more than his financial statement.” W.T. Kemper 1911 “Naturally, I want to see the bank continue to grow, but if it becomes too complicated for personal relationships I will not enjoy my job as much as I do today.” R. Crosby Kemper, Sr. 1933

UMB Through the Years

UMB Through the Years “I think we’ve had a knack for being a good judge of people and human nature. That’s all banking is, the judgment of people; their character, and ability.”.” R. Crosby Kemper, Jr. 1999

UMB Through the Years “Our company has remained true to its values.” Mariner Kemper Chairman & Chief Executive Officer

Why UMB? Long-Term Asset Quality Diversity of Revenue Growth – Relative Outperformance Stability – Solid Balance Sheet

Stability Peer median includes UMB’s traditional peer group (15 banks). Data sourced from S&P Global for comparability. UMB metrics may differ slightly from previously filings. At year end At year end At year end

Asset Quality How We Underwrite Centralized review and approval process for loans Continuous monitoring, testing and enhancement of credit policy and underwriting guidelines 15 Year Average UMB: 0.31% Industry*: 0.94% 15 Year Average UMB: 0.42% Industry*: 2.31% Seasoned Lending Decision-Makers Average Tenure at UMB – 20.9 years *Industry source: FDIC Quarterly Banking Profile. Net Charge-off Trends Nonperforming Loan Trends

Diversity Diverse Regional Presence Loans by Region at 12/31/19 Diverse Revenue Sources Diverse Fee Income Businesses Noninterest Income Composition – Full-year 2019 $440 $1,098

Growth – Balance Sheet Expansion Average Loan Balances Deposit Balances 15 Year CAGR 9.5% Peer Median* 6.8% 15 Year CAGR 10.7% Peer Median* 7.0% *UMB’s traditional peer group (15 banks). Source: S&P Global.

Agenda Business Meeting 2019 Results Our Response to the Crisis Why UMB? Questions & Answers

Our Response – How Can We Help? Options for consumer loan and mortgage deferment or modifications on an individual, customized basis Increased mobile deposit limits Individualized, flexible credit card repayment and payment deferral options, as well as a balance transfer opportunity A 90-day moratorium on initiating foreclosure on all mortgages and home equity lines and loans Augmented relief program to ensure bank fees do not reduce stimulus proceeds for eligible customers Access to additional credit lines extended on a case-by-case basis Customers Six-month term loan payment deferral option for current small business customers Counsel on the SBA Disaster Assistance Program and other state and local programs Processed and received approval for more than 3,000 applications for over $1.4 billion in funded loans in the first wave of the Paycheck Protection Program Had more than 1,700 applications ready to process when the second wave opened up on April 27 to assist small business clients

Our Response – How Can We Help? Associates Implemented remote working arrangements for ~80% of our staff Improved social distancing for those whose roles require them to work onsite Enhanced cleaning and disinfecting Expanded health insurance coverage for COVID-19 testing and access to telehealth services Supplemental compensation and additional PTO days for those unable to work remotely Easy access to our associate assistance fund for associates impacted by the crisis Branches operating as drive-through only to protect associates and customers Community UMB is a founding member of the Kansas City Regional COVID-19 Response and Recovery Fund. UMB was able to donate and deliver 2,400 N95 masks to 29 clients in eight states who are on the front line of the crisis, including hospitals and senior living facilities UMB’s matching gift program helps extend the reach of our associates’ generosity UMB began buying lunch for associates in branches across the footprint, sourced from local customer-owned restaurants. We have supported more than 200 local restaurant customers to-date

Our business is built on shared values 2019 Corporate Citizenship Report UMB.com/CorporateCitizenship

#relationshipsmatter

#relationshipsmatter

Agenda Business Meeting 2019 Results Our Response to the Crisis Why UMB? Questions & Answers